EXHIBIT 10.1

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT AND PARTIAL EXCHANGE AGREEMENT

This Fifth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement (this “Fifth Amendment”) is made as of June 26th, 2003 among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the “Parent”), FATS, INC., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., as Agent and Issuing Bank (the “Agent”).

RECITALS

A.         The Parent, the Borrower, the Lenders and the Agent are parties to the Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of April 1, 2000, the First Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of December 31, 2001, the Second Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of March 29, 2002, the Third Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of July 10, 2002 and the Fourth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of March 14, 2003 (as amended, the “Credit Agreement”). All terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B.          The Parent and the Borrower have requested that the Lenders amend certain provisions of the Credit Agreement to (i) reduce the Senior Secured Loans Amount and (ii) extend the maturity date of the Senior Secured Loans, the Junior Secured Loans, the New Revolving Loans and the Letters of Credit from September 30, 2003 to October 15, 2004.

C.          The Lenders have agreed to the requested amendment on the terms and conditions of this Fifth Amendment.

AGREEMENT

The parties hereto agree as follows:

Section 1.    Applicable Percentage Definition. The definition of “Applicable Percentage” is amended to read in its entirety as follows:

“Applicable Percentage” of any Lender shall mean a fraction (expressed as a percentage), the numerator of which is the sum of the Dollar Amounts of the Senior Secured Loans and the Junior Secured Loans held by such Lender and the denominator of which is the sum of the Dollar Amounts of the Senior Secured Loans and the Junior Secured Loans held by all Lenders.”

Section 2.    Senior Secured Loans Amount Reduction.

(a)        The definition of “Senior Secured Loans Amount” is amended to read in its entirety as follows:

“Senior Secured Loans Amount” shall mean (a) $11,495,871 through December 30, 2003, (b) $11,095,871 from December 31, 2003 through June 29, 2004 and (c) $9,995,871 on and after June 30, 2004.

(b)        Section 2.05(h) is amended to read in its entirety as follows:

“(h) The Borrower shall make all necessary prepayments of principal on the Senior Secured Notes in a timely manner to ensure that the amount outstanding under the Senior Secured Notes shall at no time exceed the applicable Senior Secured Loan Amount. To the extent not previously paid, the Borrower shall prepay $400,000 of the amount due under the Senior Secured Notes on December 30, 2003 and an additional $1,100,000 of the amount due under the Senior Secured Notes on June 29, 2004.”

Section 3.    Loan Maturity. The following defined terms are amended to read in their entirety as follows:

“Junior Secured Loans Maturity Date” shall mean October 15, 2004.

“New Revolving Credit Maturity Date” shall mean October 15, 2004.

“Senior Secured Loans Maturity Date” shall mean October 15, 2004.

Section 4.    Pricing on Senior Secured Loans. The first provision of Section 2.07(a) is amended to read as follows:

“(a) Subject to the provisions of Section 2.08, (i) each Senior Secured Note shall bear interest for each day (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) from (A) the Restructure Effective Date through June 1, 2003 at a rate per annum equal to the Prime Rate, plus one percent (1%), (B) June 2, 2003 through December 31, 2003 at a rate per annum equal to the Prime Rate, plus 2.5%, and (C) January 1, 2004 through the Senior Secured Loans Maturity Date at a rate per annum equal to the Prime Rate, plus 3.5%”

Section 5.    Pricing on Junior Secured Loans. The first sentence of Section 2.07(b) is amended to read as follows:

“(b) Subject to the provisions of Section 2.08, each Junior Secured Note delivered pursuant to Section 2.01(b) or this Section 2.07(b) shall bear interest for each day from (i) the Restructure Effective Date or from its date, as the case may be, through June 1, 2003 (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a fixed rate per annum equal to ten percent (10%) and (ii) June 2, 2003 through the Junior Secured Loans Maturity Date (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a fixed rate per annum equal to fifteen percent (15%).”

Section 6.    Junior Secured Loans Payment in Kind. The fourth and fifth provisions of the fifth sentence of Section 2.07(b) are amended as follows:

“(iv) the Interest Period ending on June 30, 2003, if the EBITDA of the Parent, on a consolidated basis, is greater than the sum of (A) 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period and (B) $310,000, interest on the Junior Secured Notes of 10% per annum shall be payable in cash to the extent of the Lenders’ Applicable Percentage of such excess, and the remainder shall be payable in kind in the manner set forth in (i) above, (v) for each subsequent Interest Period in which the EBITDA of the Parent, on a consolidated basis, is more than 120% of the interest payments on the Senior Secured Notes, the Centre Senior Secured Notes and the New Revolving Credit Notes for such Interest Period, interest on the Junior Secured Notes of 10% per annum shall be payable in cash to the extent of the Lenders’ Applicable Percentage of such excess, and the remainder shall be payable in kind in the manner set forth in (i) above.”

Section 7.    Support Letter of Credit Commitment Reduction.

(a)        The definition of “Support Letter of Credit Facility Commitment” is amended to read in its entirety as follows:

“Support Letter of Credit Facility Commitment” shall mean, with respect to each Support Lender, the Dollar Amount commitment of such Support Lender to participate in the funding of Support Letters of Credit hereunder as provided in Section 2.23(a) hereof or in the Assignment and Acceptance pursuant to which such Support Lender assumed its Support Letter of Credit Facility Commitment, as applicable, as the same may be (a) reduced or increased from time to time pursuant to assignments by or to such Support Lender pursuant to Section 9.04 or (b) reduced upon request of the Borrower pursuant to Section 2.23(m); “Support Letter of Credit Facility Commitments” shall mean the aggregate Dollar Amount of the Support Lenders’ Support Letter of Credit Facility Commitments.”

(b)        The following sentence shall be added as the final sentence of Section 2.23(l):

“The amount of cash required to be held in the Cash Collateral Account at any time shall be reduced by 105% of the amount of any reduction to the Support

Letter of Credit Facility Commitment requested by the Borrower pursuant to Section 2.23(m).”

(c)        The following shall be added as Section 2.23(m):

“(m) The Support Letter of Credit Facility Commitment may be reduced by the Borrower in the amount specified by the Borrower upon five days written notice to the Agent.”

Section 8.    Amendment Fee. The Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable amendment fee with respect to each Senior Secured Note, Junior Secured Note, New Revolving Credit Note and Letter of Credit that has had its maturity date extended pursuant to this Fifth Amendment in an amount equal to the Dollar Amount of the face amount of such Senior Secured Note, Junior Secured Note, New Revolving Credit Note and Letter of Credit multiplied by a percentage equal to 1%. Such fees shall be payable to the Lenders to be shared ratably among them in accordance with their respective Applicable Percentages.

Section 9.    Representations and Warranties. The Parent and the Borrower hereby represent and warrant to the Lenders and the Agent, as follows:

(a)        The representations and warranties set forth in Article III of the Credit Agreement, and in each other Loan Document, including any Schedules thereto, are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(b)        Each of the Parent, the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

(c)        The execution, delivery and performance by the Parent and the Borrower of this Fifth Amendment have been duly authorized by the Parent and the Borrower.

(d)        This Fifth Amendment constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

(e)        The execution, delivery and performance by the Parent and the Borrower of this Fifth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or by-laws of the Parent or the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which either of them or any of their property may be bound and (ii) does not require any consents under, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or instrument.

Section 10.    Effectiveness. This Fifth Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)        The Agent shall have received duly executed counterparts of this Fifth Amendment which, when taken together, bear the authorized signatures of the Parent, the Borrower and each of the Lenders.

(b)        The Lenders shall be satisfied that the representations and warranties set forth in Section 9 hereof are true and correct on and as of the date hereof.

(c)        There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Parent, the Borrower or any other Loan Party of its obligations under the Loan Documents.

(d)        The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request, and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Fifth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

Section 11.    Reference to and Effect on the Credit Agreement. Except as specifically amended, waived, modified and agreed to above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 12.    Governing Law. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 13.    Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Fifth Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Fifth Amendment.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIREARMS TRAINING SYSTEMS, INC. as Parent
By:

Name: Title:

FATS, INC. as Borrower
By:

Name: Title:

NON CENTRE ENTITIES BANK OF AMERICA, N.A., as Agent and Issuing Bank
By:

Name: Title:

BANC OF AMERICA STRATEGIC SOLUTIONS, INC., as a Lender
By:

Name: Title:

U.S. BANK NATIONAL ASSOCIATION
By:

Name: Title:

FIRST SOURCE LOAN OBLIGATIONS INSURED TRUST, by First Source Financial, Inc., as Agent/Manager
By:

Name: Title:

CENTRE ENTITIES, individually and as Lenders CENTRE CAPITAL INVESTORS II, L.P. CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P. CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.
By:	Centre Partners II, L.P., as General Partner

By:	Centre Partners Management LLC, as Attorney-in-Fact
By:

Managing Director

CENTRE PARTNERS COINVESTMENT, L.P.
By:	Centre Partners II LLC, as General Partner
By:

Managing Director